LEASE

THIS LEASE (the "Lease"), dated the 21 day of September, 2023, is made between 123 4TH WISE LLC, a Florida limited liability company (the "Landlord"), and GOLFSUITES CITY CLUB 1, LLC, a Florida limited liability company (the "Tenant").

Lease Summary

The following is a summary of basic lease provisions with respect to the Lease. It is an integral part of the Lease, and terms defined or dollar amounts specified in this Summary shall have the meanings or amounts as stated, unless expanded upon in the text of the Lease and its Exhibits, which are attached to and made a part of this Summary.

1.	"Landlord":	123 4TH WISE LLC, a Florida limited liability company
2.	Landlord's Address for Notices/Rent Payments:	[redacted] With a copy to: Akerman LLP 201 E. Las Olas Blvd., Suite 1800 Fort Lauderdale, FL 33301 Attention: Eric D. Rapkin E-mail: eric.rapkin@akerman.com
3.	"Tenant":	GolfSuites City Club 1, LLC, a Florida limited liability company
4.	Tenant's Address:	650 E. Bloomingdale Avenue Brandon, Florida 33511 Attention: Gerald D. Ellenburg E-mail: jerry@golfsuites.com
5.	"Premises" (Section 1.1):	That certain parcel of real property consisting of approximately .581 acres, together with all improvements thereon including a building consisting of approximately 17,000 square feet (the "Building"), with a street address of 123 4th Street South, St. Petersburg, Florida.
6.	Permitted Use of Premises (Section 3.1):	Tenant may use the Premises solely for the operation of a restaurant, a full-service bar, virtual golf simulator activity areas, and event and entertainment space under the trade name "GolfSuites," and for no other use or purpose whatsoever.
7.	Term of Lease (Section 1.2):	Five (5) years, plus the period of time between the Commencement Date and the Rent Commencement Date.

72770063;2

"Commencement Date": The date of this Lease. Landlord shall deliver possession of the Premises to Tenant on the later of (i) the Commencement Date and (ii) the date that Tenant has delivered to Landlord the prepaid rent and security deposit, and the proof of insurance required hereunder.

"Rent Commencement Date": The first day of the thirteenth (13th) month following the Commencement Date.

"Expiration Date": Five (5) years after the Rent Commencement Date.

8. "Base Rent" (Section 2.2): From the Commencement Date through the Rent Commencement Date, no Base Rent is payable. Commencing on the Rent Commencement Date, Base Rent shall be as follows:

YEAR	ANNUAL BASE RENT	MONTHLY BASE RENT (NOT INCL. SALES TAX)
1	$582,400.00	$48,533.33
2	$605,696.00	$50,474.67
3	$629,923.84	$52,493.65
4	$655,120.79	$54,593.40
5	$681,325.62	$56,777.14

9. Percentage Rent: 5% (the "Percentage Rent Rate") of Gross Sales in excess of the Breakpoint (see Exhibit B, attached hereto and made a part hereof).

10. Prepaid Rent: $65,399.88 (due upon Tenant's execution of this Lease) (which is comprised of (i) $13,711.88 equaling one month of Landlord's Insurance, Taxes and Administrative Fee, plus sales tax, for the first full month that rent is due commencing on the Commencement Date, plus (ii) $51,688.00 equaling one month of Base Rent, plus sales tax, for the first full month that Base Rent is due commencing on the Rent Commencement Date).

11. Security Deposit: $150,000.00 (due upon Tenant's execution of this Lease).

12. Initial Monthly Rentals: Prior to Rent Commencement Date:

Estimated Taxes:	$10,416.67
Estimated Insurance:	$ 2,083.33
Administrative Fee:	$ 375.00
Sales Tax	$ 836.88
Total:	$13,711.88

13. Improvements (Section 5.1; Exhibit C): As-Is; Tenant constructs improvements.

14. Option to Renew: Three (3) additional terms of sixty (60) months each (the "Renewal Term(s)"); See Exhibit D, attached hereto and made a part hereof.

15. Guarantys: See Exhibit E, attached hereto and made a part hereof.

16. Broker: Equity One Realty, LLC (f/k/a Realty One Group Sunshine LLC) (representing Tenant).

ARTICLE I. GRANT; TERM.

1.1 Grant. In consideration of the performance by Tenant of its obligations under this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, for the Term, the "Premises" described in the Lease Summary. The land area of the Premises and square footage of the Building is hereby stipulated and agreed to be the amounts shown in the Lease Summary, and are not subject to remeasurement.

1.2 Term. The "Term" of the Lease is the period from the Commencement Date through the Expiration Date. If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, this Lease shall in all ways remain in full force and effect and the Commencement Date shall be postponed until the date that Landlord can deliver possession. Upon request, the parties shall confirm in writing the Commencement Date, Rent Commencement Date, and Expiration Date.

ARTICLE II. RENT.

2.1 Covenant to Pay. Commencing on the Commencement Date, Tenant shall pay to Landlord all sums due hereunder from time to time without prior demand, together with all applicable Florida sales tax thereon. All sums due from Tenant shall be deemed to be "rent" whether or not specifically designated as such, and all sums due from Tenant other than Base Rent shall be deemed to be "additional rent" whether or not specifically designated as such. All rent required to be paid by Tenant to Landlord shall be payable at Landlord's address indicated on the Lease Summary or such other address as designated by Landlord. Tenant agrees that its covenant to pay rent is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement, or reduction whatsoever, except as otherwise expressly provided for in this Lease. Electronic payment may be required by Landlord in accordance with Landlord's electronic payment procedures, provided Tenant receives such procedures at least ten (10) business days prior to the next ensuing rent payment date.

2.2 Base Rent. Tenant shall pay Base Rent, plus sales tax, for the Term in the amounts specified in the Lease Summary, which shall be payable throughout the Term in equal monthly installments (subject to escalation) in advance on the first day of each calendar month of each year of the Term, such monthly installments to be in the amounts (subject to escalation) specified in the Lease Summary.

2.3 Percentage Rent. Commencing on the Rent Commencement Date, in addition to Base Rent, Tenant shall pay Landlord the percentage rent ("Percentage Rent") calculated and payable in accordance with the Percentage Rent Rider attached hereto and made a part hereof as Exhibit B, plus sales tax.

2.4 Operating Costs. Commencing on the Commencement Date (and not the Rent Commencement Date), Tenant at its expense shall perform and pay and be responsible for any and all costs arising out of or relating to the maintenance, operation, repair, replacement, and administration of the Premises.

2.5 Landlord's Insurance; Taxes; Administrative Fee.

(a) Commencing on the Commencement Date (and not the Rent Commencement Date), Tenant shall pay to Landlord the Landlord's Insurance, as hereinafter defined, and Taxes, as hereinafter defined, and Administrative Fee (as hereinafter defined), plus sales tax.

(b) "Landlord's Insurance" shall mean all premiums for liability, property, and other insurance to be maintained by Landlord, together with deductible amounts paid by Landlord if incurred.

(c) "Taxes" shall mean all taxes and assessments and other governmental impositions, charges and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature (including, without limitation, interest on such assessments whenever the same are payable in installments), levied or assessed directly or indirectly against the Building and Premises and other taxes arising out of the use and/or occupancy of the Building and Premises imposed by federal, state, or local governmental authority or any other taxing authority having jurisdiction over the Building and Premises, including, but not limited to, expenses in contesting the validity of, in seeking a reduction in, or in seeking to prevent an increase in any such taxes and/or assessments.

(d) "Administrative Fee" shall mean three percent (3%) of all rent payable under this Lease. From the Commencement Date through the Rent Commencement Date, the Administrative Fee will be based on Landlord's Insurance and Taxes. From and after the Rent Commencement Date, the Administrative Fee will be based on Base Rent, Percentage Rent, Landlord's Insurance, and Taxes.

(e) Tenant hereby agrees to pay Landlord's Insurance, Taxes, and Administrative Fee for each full calendar year and partial calendar year falling within the Term, in advance in monthly installments on the first day of each calendar month in an amount estimated by Landlord from time to time. Landlord shall have the right, at any time and from time to time during each calendar year, by notice to Tenant, to reasonably change said estimate, provided that it not exceed 5% over the prior payment unless based on actual out of pocket expenses. Subsequent to the end of each full calendar year or partial calendar year, Landlord shall notify Tenant of the actual Landlord's Insurance, Taxes, and Administrative Fee, as applicable, for such full calendar year or partial calendar year. If the payment made by Tenant pursuant to this paragraph for any full or partial calendar year shall be less than the actual amount due from Tenant, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, within ten (10) days after receipt of such notice. If the total amount paid by Tenant for any full or partial calendar year shall exceed the actual amount due from Tenant for such full or partial calendar year, such excess shall at Landlord's option be refunded to Tenant or credited against the next rent payment due from Tenant. If the Term commences on a day other than the first day of the calendar year, or if the Term shall end on a day other than the last day of the calendar year, then Tenant's payment of Landlord's Insurance, Taxes, and Administrative Fee, as applicable, shall be billed and adjusted on the basis of such fraction of a calendar year. Landlord's Insurance, Taxes, and Administrative Fee for the final estimate period of the Term shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's security deposit following expiration of the Term until Tenant's payment of actual Landlord's Insurance, Taxes, and Administrative Fee has been paid.

(f) As of the date of this Lease, the estimated (but not guaranteed or capped) Landlord's Insurance for the first year of the Term is $25,000.00 and the estimated (but not guaranteed or capped) Taxes for the first year of the Term is $125,000.00.

(g) If Tenant desires, as determined by Tenant in its reasonable business judgment, to contest the validity or amount of any Taxes to be paid by Tenant, Tenant shall be permitted to do so, upon posting of adequate security or the payment of amounts, all as may be required by Legal Requirements (as hereinafter defined), to prevent loss of title to the Premises and after giving Landlord prior written notice of Tenant's intent to contest the Taxes for the applicable year. So long as Tenant complies with the foregoing, Landlord shall cooperate with Tenant (at no expense to Landlord) and execute any document which may be reasonably necessary for any such contest proceeding. Nothing herein shall be deemed to limit Landlord's right to contest any Taxes imposed against the Premises, which right, with respect to ad valorem real property taxes, shall be exercised by Landlord in its reasonable business judgment.

(h) Tenant shall pay, when due, all taxes attributable to the personal property, trade fixtures, business, occupancy, or sales of Tenant or any other occupant of the Premises and to the use of the Premises by Tenant or such other occupant.

2.6 Rent Past Due. If any payment due from Tenant shall be overdue, a late charge of five (5%) percent of the delinquent sum may be charged by Landlord. If any payment due from Tenant shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to the lesser of the highest rate permitted by law or one (1%) percent per month (twelve (12%) percent per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the five (5%) percent late charge or any other remedy available to Landlord. No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord. If any payment from Tenant is returned by the bank for non-payment due to insufficient funds, Tenant shall pay all expenses incurred by Landlord as a result thereof.

2.7 Triple Net Lease. This Lease is a completely "triple net lease" to Landlord. Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Premises, the use or occupancy thereof, the contents thereof, or the business carried on therein. Tenant shall pay all charges, impositions, and outlays of every nature and kind relating to the Premises.

2.8 Landlord's Lien. To secure the payment of all rent due and to become due hereunder and the faithful performance of this Lease by Tenant, Tenant hereby gives to Landlord an express first and prior contract lien and security interest on all property now or hereafter acquired (including fixtures, equipment, chattels, and merchandise) which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property. Such property shall not be removed from the Premises without the written consent of Landlord until all arrearages in rental and other sums of money then due to Landlord hereunder shall first have been paid. All exemption laws are hereby waived in favor of said lien and security interest. This lien and security interest is given in addition to any statutory lien rights available to Landlord and shall be cumulative thereto. Landlord shall, in addition to all of its rights hereunder, also have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the jurisdiction in which the Premises is located. To the extent permitted by law, this Lease shall constitute a security agreement under the Uniform Commercial Code. Notwithstanding the foregoing, Landlord agrees to subordinate its lien to a third party lender not affiliated with Tenant providing financing for Tenant's furniture, trade fixtures, and equipment, so that Landlord will have a second lien on such furniture, trade fixtures, and equipment. Landlord is not required to subordinate any rights in and to base building systems, built-in restaurant equipment, and any other fixtures that may not be removed by Tenant.

ARTICLE III. USE OF PREMISES.

3.1 Permitted Use. The Premises shall be used and occupied only for the use specified in the Lease Summary. Tenant shall carry on its business on the Premises in a reputable manner and shall not do, omit, permit, or suffer to be done or exist upon the Premises anything which shall result in a nuisance, hazard, or bring about a breach of any provision of this Lease or any applicable present or future governmental or quasigovernmental laws, ordinances, rules, regulations, codes, or orders ("Legal Requirements"), including without limitation the Americans with Disabilities Act and the regulations promulgated with respect thereto. Landlord makes no covenant, representation, or warranty as to Tenant's permitted use being allowed by or being in compliance with applicable Legal Requirements now or hereafter affecting the Premises, and any zoning letters, copies of zoning ordinances, or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only, and Tenant hereby expressly acknowledges and agrees that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the permitted use with all applicable Legal Requirements and not on any such information provided by Landlord or any of its agents or employees. Tenant, at its expense, is responsible to obtain any and all licenses, permits, and approvals necessary for the development, construction, and operation of the Premises, and Landlord (at no cost to Landlord) shall reasonably cooperate with Tenant in connection therewith.

3.2 Use Restrictions.

(a) The Premises shall not be used for any of the following uses: pawn shop; flea market; shooting gallery; refinery; adult bookstore or facility selling, renting or displaying pornographic or adult books, magazines, literature, films, pictures, videotapes, video or similar discs, or other adult or pornographic paraphernalia or merchandise of any kind; adult use and/or sexual oriented club or dance club or other place of adult entertainment or sales of pornographic or obnoxious materials (live or otherwise); massage parlor; unemployment agency; food stamp center; dance hall; disco or night club; any form of gambling including without limitation bingo, poker or other card games, slot machines or similar games of chance, sports betting, or any pari-mutuel betting or wagering; provided, however that arcade games such as those customarily found in establishments similar to the Premises are permitted so long as (i) money shall not be inserted into any arcade game (electronic games or otherwise) for the purpose of winning a prize of any type (rather, game tokens or game cards shall be used to activate an arcade game), and (ii) only tickets redeemable for prizes elsewhere in the Premises may be dispensed at each arcade game, and in no event shall prizes or cash be disbursed at an arcade game, and (iii) in no event shall tickets or prizes be redeemable for cash.

(b) In addition to the foregoing, Tenant acknowledges that it will not violate any recorded restrictions, including, without limitation, the use restrictions applicable to the Premises pursuant to that certain Easements with Covenants and Restrictions Affecting Land (ECR) recorded in Official Records Book 18541, Page 1809, of the Public Records of Pinellas County, Florida (in which the Premises is known as the Second City Parcel), and which also contains an exclusive use restriction prohibiting the Premises being used for "print, communications or internet distribution, sales or other similar technology by any competitor of Times…."

(c) Tenant acknowledges that the Building is currently on the St. Petersburg Register of Historic Places. Tenant shall not make any application to change such designation, or to apply for any other historic designation (federal or otherwise) without Landlord's prior written approval, in Landlord's sole discretion.

3.3 Compliance with Legal Requirements. The Premises shall be used and occupied in a manner so as not to contravene any Legal Requirements, or the requirements of Landlord's or Tenant's insurers. If due to Tenant's use of the Premises, repairs, improvements, or alterations are necessary to comply with any of the foregoing, Tenant shall pay the entire cost thereof. If Landlord receives notice of Tenant's violation of any Legal Requirements, Tenant shall be responsible for: (i) payment of all fines or other charges resulting from said violation(s), (ii) reimbursement to Landlord of any fines or other charges paid by Landlord related to Tenant's violation(s), and (iii) reimbursement of all costs and expenses incurred by Landlord to attend or appear at any hearing or other governmental proceeding related to Tenant's violation(s). All such charges, costs, and expenses shall be payable as additional rent within ten (10) days after demand therefor.

3.4 Opening and Continuous Use; Radius. Upon completion of the Tenant's improvements, Tenant shall open the Premises for business and continuously, actively, and diligently carry on the business specified in the Lease Summary on the whole of the Premises during the Term, except when prevented from doing so by force majeure. Subject to Legal Requirements, Tenant shall operate for such hours as Tenant determines. If at any time Tenant, or any guarantor or affiliate, parent, or subsidiary of Tenant, owns, leases, or operates another store, department within a store, or any structure or site for business comparable to the business operated from the Premises within three (3) miles of the Premises, the Gross Sales (as hereinafter defined) of any such other location shall be included in Gross Sales for purposes of calculating Percentage Rent due under this Lease.

3.5 Signs. Except with the prior written consent of Landlord, Tenant shall not erect, install, display, inscribe, paint, or affix any signs, lettering, or advertising medium on the Premises including without limitation upon or above any exterior portion of the Building or Premises. Any exterior signage that may be approved by Landlord shall be installed by Tenant at Tenant's expense, and such signage shall comply with all applicable Legal Requirements (including without limitation any permits and approvals as may be required in connection with the Building's City of St. Petersburg historic designation). The design and specification of such signage shall be submitted for Landlord's prior written approval, which shall not be unreasonably withheld, and shall be provided within five (5) business days, and if there is no response within such time period, then the design shall be deemed approved.

3.6 Environmental Provisions. Tenant warrants and represents that, except for standard restaurant and cleaning supplies, Tenant will not use or employ any portion of the Premises and/or the improvements, facilities, or equipment to handle, transport, store, treat, or dispose of any hazardous waste or hazardous substance, whether or not it was generated or produced on the Premises; and, Tenant further warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable environmental Legal Requirements. Tenant agrees to defend, indemnify, and hold harmless Landlord against any and all claims, costs, expenses, damages, liability, and the like, including without limitation reasonable attorneys' fees, which Landlord may hereafter be liable for, suffer, incur, or pay arising under any applicable environmental Legal Requirements and resulting from or arising out of any breach of the warranties and representations contained in this Section, or out of any act, activity, or violation of any applicable environmental Legal Requirements on the part of Tenant, its agents, employees, or assigns. Tenant's liability under this Section shall survive the expiration or any termination of this Lease.

3.7 Restaurant Requirements. The following additional provisions shall apply to Tenant's operation of the restaurant on the Premises:

(a) Tenant, at its expense, shall be responsible for cleaning, repairing, maintaining, and replacing the grease trap(s) utilized in the operation of the Premises (collectively, "Grease Trap Maintenance"). Tenant shall enter into a contract with a cleaning contractor which shall regularly clean the grease trap, and Tenant shall keep a detailed record of all cleaning services performed with respect to the grease trap and shall provide a copy to Landlord upon request. Notwithstanding the foregoing, Landlord shall have the option to perform the Grease Trap Maintenance and charge Tenant for the costs thereof, provided that such costs are commercially reasonable.

(b) Tenant, at its expense, shall be responsible for cleaning, repairing, maintaining, and replacing the kitchen hood(s) (collectively, "Hood Maintenance"). Tenant shall enter into a contract with a cleaning contractor which shall regularly clean the hood(s), and Tenant shall keep a detailed record of all cleaning services performed with respect to the hood(s) and shall provide a copy to Landlord upon request.

(c) Tenant, at its expense, shall be responsible for all trash removal.

(d) Tenant, at its expense, shall install, maintain, and keep in good order and condition and in the proper state of repair, applicable duct work, ventilating and ozonating systems and equipment in or servicing the Premises, all scrubber systems, flues, ducts, exhaust fans, or other similar exhaust devices, so as to prevent odors from emanating from the Premises. All such scrubber systems, flues, ducts, exhaust fans, or other similar exhaust devices which service the Premises shall be repaired, maintained, and cleaned by a licensed maintenance contractor and kept reasonably clear of all dirt, dust, and grease. Tenant shall keep a detailed record of all such services and shall provide a copy to Landlord upon request.

(e) Tenant, at its expense, shall clean all plumbing and sewer lines (including hydro jetting) up to the main sewer line on a regular basis (but no less often than annually) and provide Landlord with written evidence and a copy of said maintenance contract.

(f) Tenant at all times will keep the Premises free from insects, rodents, vermin and other pests. Tenant shall engage, at its expense, a qualified pest extermination contractor, who shall perform pest control and extermination services in the Premises no less often than monthly. Tenant shall keep a detailed record of all such services and shall provide a copy to Landlord upon request.

(g) To the extent permitted by Legal Requirements, Tenant shall have the right for outside seating. All furniture maintained by Tenant in the outside seating area shall be kept clean and in good repair and first class condition. Outdoor sound systems (which shall include, but is not limited to, outdoor televisions) and outdoor live music shall comply with all Legal Requirements.

3.8 Existing Restaurant Fixtures and Equipment. The Building contains certain restaurant fixtures and equipment (collectively, the "Existing F&E") (such as walk-in coolers, sinks, and kitchen hood systems). Landlord will leave the Existing F&E in place for Tenant's use, subject to the terms hereof. Tenant shall have the right to use

the Existing F&E until the expiration (or earlier termination) date of this Lease, at no additional rental charge therefor. The Existing F&E may not be removed from the Premises without Landlord's prior written consent, which shall not be unreasonably withheld, delayed, or conditioned. Tenant hereby agrees to maintain the Existing F&E in good condition and repair, subject to reasonable wear and tear and damage by fire or other casualty. Tenant, at its expense, shall insure and pay any and all personal property taxes associated with the Existing F&E. Landlord makes no representations or warranties regarding the condition or suitability of the Existing F&E, and the Existing F&E is made available to Tenant in is "as-is" condition as of the date hereof. Upon the expiration of this Lease, except to the extent any of the Existing F&E has been replaced at Tenant's expense, Tenant shall surrender the Existing F&E to Landlord on the expiration (or earlier termination) of this Lease.

ARTICLE IV. ACCESS AND ENTRY.

4.1 Right of Examination; Right to Show Premises. Landlord shall be entitled at all reasonable times and upon reasonable notice to enter the Premises to examine them and conduct inspections, and to show the Premises to prospective purchasers, lenders, or anyone having a prospective interest in the Premises, and, during the last six (6) months of the Term to show them to prospective tenants. Landlord shall exercise its rights under this Section in such a manner so as to minimize interference with Tenant's use and enjoyment of the Premises.

ARTICLE V. CONSTRUCTION; MAINTENANCE, REPAIRS, AND ALTERATIONS.

5.1 As-Is; Tenant's Construction. Tenant acknowledges and agrees that Landlord has afforded Tenant the opportunity for full and complete examination and inspection of the Premises prior to the execution of this Lease and that Tenant is accepting the Premises in "as-is" condition on the date of this Lease and Landlord shall have no obligation whatsoever to furnish, render, or supply any money, work, labor, fixture, material, decoration, or equipment in order to prepare the Premises for Tenant's occupancy. Landlord has not made and does not make any representations or warranties, express or implied, of any type, including, without limitation, the physical or environmental condition of the Premises (including without limitation any possible presence of asbestos), its fitness for any particular use, or the compliance of the Premises with any applicable Legal Requirements.

Tenant shall construct Tenant's improvements in accordance with the Work Letter attached hereto and made a part hereof as Exhibit C.

5.2 Maintenance and Repairs by Landlord. Landlord shall have no repair or maintenance obligations with respect to the Premises, the Building thereon, or any other improvements constructed on the Premises. Notwithstanding any other provisions of this Lease, if any part of the Premises is damaged or destroyed or requires repair, replacement, or alteration as a result of the act or omission of Tenant, its employees, agents, invitees, licensees, or contractors, Landlord shall have the right to perform same and the cost of such repairs, replacement, or alterations shall be paid by Tenant to Landlord upon demand. In addition, if, in an emergency, it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, Landlord may re-enter the Premises and proceed forthwith to have the repairs or replacements made and pay the costs thereof. Upon demand, Tenant shall reimburse Landlord for the actual out-of-pocket cost of making the repairs.

5.3 Maintenance and Repairs by Tenant. Tenant shall, at its sole cost, repair and maintain the Premises, the Building, and all other improvements thereon, all to a standard consistent with a comparable first-class project. Without limiting the generality of the foregoing, Tenant is specifically required to maintain and make repairs and replacements to (i) the structure of the Building and other improvements, (ii) all building systems, including, without limitation, mechanical, electrical, heating, ventilation, and air conditioning ("HVAC"; which HVAC maintenance shall include, without limitation, a preventive maintenance HVAC service contract, which service contract shall be entered into between Tenant and an HVAC service contractor. Such service contract shall include, without limitation, preventive HVAC maintenance no less than quarterly), plumbing (water and sewer), security, and life safety systems; (iii) windows, plate glass, doors, and any fixtures or appurtenances composed of glass; (iv) Tenant's signage; (v) all indoor and outdoor lighting fixtures and electric light bulbs, tubes, and tube casings, and (vi) the entrances, sidewalks, corridors, parking areas, landscaped areas, and other facilities located on the Premises. At the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in as good condition and repair as Tenant is

required to maintain the Premises throughout the Term, reasonable wear and tear excepted. All repair and maintenance performed by Tenant shall be performed by licensed and insured contractors.

5.4 Approval of Tenant's Alterations. No alterations (including, without limitation, repairs, replacements, additions, or modifications to the Premises by Tenant) shall be made to the Premises without Landlord's written approval, which approval, as to interior, nonstructural alterations, will not be unreasonably withheld, delayed, or conditioned, and which approval, as to exterior or structural alterations, may be withheld in Landlord's sole discretion. Any alterations by Tenant shall be performed at the sole cost of Tenant, by licensed and insured contractors, in a good and workmanlike manner, and in accordance with all applicable Legal Requirements (including without limitation any permits and approvals as may be required in connection with the Building's City of St. Petersburg historic designation). The provisions of the Work Letter shall apply to alterations made by Tenant (including without limitation, Landlord's approval of the plans and specifications). Notwithstanding the foregoing, Landlord's prior written approval (which will not be unreasonably withheld, delayed, or conditioned) is required for contractors that will perform alterations that will require the issuance of a building permit.

5.5 Removal of Improvements and Fixtures. All leasehold improvements (other than unattached, movable trade fixtures which can be removed without damage to the Premises) shall at the expiration or earlier termination of this Lease become Landlord's property. For avoidance of doubt, all of Tenant's removable restaurant trade fixtures and equipment, golf simulator equipment, and audio and video technology are fully removable by Tenant at the end of the Term, Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that Tenant is not in default under this Lease. If Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of Landlord, become the property of Landlord and may be removed from the Premises and sold or disposed of by Landlord in such manner as it deems advisable without any accounting to Tenant.

Notwithstanding anything to the contrary contained herein, if Tenant is in default for failure to pay rent, all of Tenant's furniture, fixtures, equipment, improvements, additions, alterations, and other personal property shall remain on the Premises, except for Tenant's golf simulator equipment.

For the avoidance of doubt, the following items shall not be removed by Tenant at the expiration or earlier termination of this Lease: Any building systems (including, without limitation, mechanical, electrical, HVAC, plumbing (water and sewer), security, and life safety systems); floor coverings and wall coverings; ceilings and ceiling tiles; doors; permanently affixed cabinetry and permanently affixed restaurant equipment such as kitchen hoods and walk-in coolers; kitchen sinks, restroom fixtures; grease traps and vents/ventilation equipment; ADA ramps.

5.6 Liens. Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is recorded against any portion of the Premises or against Landlord's or Tenant's interest therein. If a lien is so recorded, Tenant shall discharge it promptly by payment or bonding. If any such lien against the Premises and/or Landlord's interest therein is recorded and not discharged by Tenant as above required within fifteen (15) days following recording, Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately from Tenant to Landlord. Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Premises shall be subject to any lien for improvements made by Tenant in or for the Premises, and Landlord shall not be liable for any lien for any improvements made by Tenant, such liability being expressly prohibited by the terms of this Lease. In accordance with applicable law, Landlord may file in the appropriate public records a notice containing such prohibition on liens on Landlord's interest, and Tenant hereby agrees to inform all contractors, subcontractors, and material suppliers performing work in or for or supplying materials to the Premises of the existence of said notice.

5.7 Utilities. Tenant shall pay to the applicable utility company all gas, electricity, water, sewer, telephone, and other utility charges applicable to the Premises. Tenant, at its expense, shall cause all utilities to be placed in Tenant's name. Tenant shall be responsible for all janitorial, garbage removal, and trash removal services for the Premises and the cost of HVAC service for the Premises.

ARTICLE VI. INSURANCE AND INDEMNITY.

6.1 Tenant's Insurance. Tenant shall, throughout the Term (and any other period when Tenant is in possession of the Premises), maintain at its sole cost the following insurance:

(a) Special form (formerly known as all risks) (or equivalent) property insurance, naming Tenant and Landlord as insured parties, containing a waiver of subrogation rights which Tenant's insurers may have against Landlord and against those for whom Landlord is by law responsible including, without limitation, its directors, officers, agents, and employees. Such insurance shall insure all alterations and improvements made by Tenant, as well as property of every kind owned by Tenant, in an amount not less than the full replacement cost thereof, with such cost to be adjusted no less than annually, with no coinsurance penalty provision.

(b) Commercial general liability insurance, which shall include Landlord (and Landlord's mortgagee), as additional insured and be written on an "occurrence basis" including, without limitation, blanket contractual liability coverage, broad form property damage, and personal injury coverage protecting Landlord against liability occasioned by any occurrence on or about the Premises. Such liability policy shall be maintained in an amount not less than $5,000,000.00 for a single occurrence limit and $5,000,000.00 for an aggregate limit, and, in addition, $10,000,000.00 of excess or umbrella liability insurance.

(c) Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000.00 per accident limit for bodily injury and property damage.

(d) Workers' compensation insurance in compliance with applicable Legal Requirements and employers liability with a $1,000,000.00 per accident limit for bodily injury or disease.

(e) Business interruption insurance with a limit of liability representing loss of at least approximately twelve (12) months of income.

(f) Liquor liability insurance in an amount not less than $1,000,000.00 per occurrence, $2,000,000.00 aggregate, which shall include Landlord and those persons or entities as Landlord may from time to time designate as additional insureds.

(g) Only as part of a renewal or extension of this Lease, reasonable increases to the foregoing coverages and other forms of insurance which Landlord, acting reasonably, requires, in amounts, and for risks, against which a prudent tenant of a comparable building would insure, and provided that Landlord notifies Tenant no less than 270 days prior to the expiration of the then-current Term.

All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida and having a Best Rating of no less than A-/VII; (ii) be in a form reasonably satisfactory to Landlord; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to Landlord or any mortgagee of Landlord; (iv) contain an undertaking by the insurers to notify Landlord by mail not less than thirty (30) days prior to any material change, cancellation, or termination, and (v) with respect to subsection (a), contain replacement cost, demolition cost, and increased cost of construction endorsements. Certificates or Evidence of Insurance acceptable to Landlord together with copies of declaration pages and all endorsements, and, if required by a mortgagee, copies of such insurance policies certified by an authorized officer of Tenant's insurer as being complete and current, shall be delivered to Landlord promptly upon request. If (A) Tenant fails to take out or to keep in force any insurance referred to in this Section 6.1, or should any such insurance not be approved by either Landlord or any mortgagee, and (B) Tenant does not commence and continue to diligently cure such default within two (2) business days after written notice by Landlord to Tenant specifying the nature of such default, then Landlord has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of Tenant and all outlays by Landlord shall be paid by Tenant to Landlord without prejudice to any other rights or remedies of Landlord under this Lease. Tenant shall not keep or use in the Premises any article which may be prohibited by any property insurance policy in force from time to time covering the Premises or any improvements.

Whenever Tenant undertakes any alterations, additions, or improvements in, to, or about the Premises, the aforesaid insurance protection must be carried by the contractors and subcontractors and extend to and include injuries to persons and damage to property arising in connection with such work, and any contractor(s) engaged by Tenant for such work shall provide the aforesaid insurance protection stated in this Section and such insurance shall name Landlord and such other parties as Landlord may from time to time designate (including, without limitation, any mortgagee) as additional insureds. The policies of or certificates evidencing all such insurance must be delivered to Landlord prior to the commencement of any such work.

6.2 Landlord's Insurance. Landlord, as part of Landlord's Insurance, shall throughout the Term carry: (i) all risks (special form or equivalent) insurance on the Building in amounts not less than the full replacement cost thereof (excluding any property with respect to which Tenant is obligated to insure); (ii) commercial general liability and property damage insurance with respect to Landlord's interest in the Premises; and (iii) such other forms of insurance as Landlord or its mortgagee reasonably considers advisable. Such insurance shall be in such amounts and with such deductibles as would be carried by a prudent owner of a similar building, having regard to size, age, and location.

6.3 Loss or Damage. Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Premises or damage to property of Tenant or of others located on the Premises, nor shall it be responsible for any loss of or damage to any property of Tenant or others from any cause, unless such death, injury, loss, or damage results from the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows, or subsurface of any floor or ceiling of the improvements or from the street or any other place or by dampness, or by any other cause whatsoever, unless caused by the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors.

6.4 Indemnity. Subject to Section 6.5, Tenant shall indemnify and hold harmless Landlord and its employees, agents, officers, partners, managers, members and principals (and affiliates of any of the foregoing) from any and all liability, losses or damages, including reasonable attorneys' fees and costs of defense, at all levels, before, during, and after trial, and on appeal, and in connection with determining the responsibility for and/or amount of attorney's fees, which Landlord or its employees, agents, officers, partners, managers, members or principals (or their affiliates) may incur as a result of claims, demands, suits, causes of actions or proceedings of any kind or nature (herein, "Claims") to the extent arising out of, relating to or resulting from (a) the performance of this Lease by Tenant, (b) any occurrence in, upon, or at the Premises, or (c) the occupancy, use, or improvement by Tenant or its agents or invitees of the Premises or any part thereof, or (d) occasioned wholly or in part by any act or omission of Tenant, its agents, employees, contractors, and invitees, or by anyone permitted to be on the Premises by Tenant; provided, however, that this indemnity shall not extend to or cover any Claims, losses or damages to the extent arising from the gross negligence (but not simple negligence, for which this indemnity shall apply) or willful misconduct of Landlord, its agents, employees, or contractors. Landlord shall provide to Tenant reasonably prompt notice of any Claim against Landlord or the party to be indemnified. Tenant shall have the right to settle any such Claim on any terms acceptable to Tenant, provided that such settlement does not impose any payment or other obligation on Landlord (unless Tenant makes the payment or performs the obligation) or materially adversely affect any rights or interests of Landlord. Tenant shall pay all Claims, losses and damages in connection with any matters indemnified hereunder, and shall investigate and defend all Claims of any kind or nature in the name of Landlord, where applicable, with respect to such matters, including appellate proceedings, and shall pay all costs, judgments, and attorney's fees which may issue thereon. Subject to Section 6.5, Tenant expressly understands and agrees that any insurance protection required by this Lease or otherwise provided by Tenant shall in no way limit the responsibility to indemnify, keep and save harmless and defend Landlord or its employees, agents, officers, partners, managers, members and principals (and their affiliates) as herein provided.

6.5 Waiver of Recovery/Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant each hereby waives on behalf of itself and its insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause

of action, against the other party, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other causes which are, or could or should be insured against under the terms of the property insurance policy required by this Lease, regardless of whether such insurance is actually maintained and regardless of the cause or origin of the damage involved, including negligence of the other party, its agents, officers, or employees. Each party shall cause its property insurance policy hereunder to contain, or be endorsed with, a provision by which the insurer shall waive its right of subrogation against the other party.

ARTICLE VII. DAMAGE AND DESTRUCTION.

7.1 Damage to Premises. If the Premises (including any improvements thereon) are at any time destroyed or damaged in whole or in part as a result of fire or any other occurrence, then Tenant shall, at its expense, diligently repair the Premises to the condition existing prior to such casualty. Landlord shall make Landlord's property insurance proceeds available to Tenant for such purposes.

7.2 No Rent Abatement. If the Premises (including any improvements thereon) are damaged or destroyed in whole or part by fire or any other occurrence, this Lease shall continue in full force and effect and there shall be no abatement, reduction, or diminution of rent.

ARTICLE VIII. ASSIGNMENT, SUBLEASES, AND TRANSFERS; LEASEHOLD MORTGAGES.

8.1 Transfer by Tenant. Tenant shall not enter into, consent to, or permit any Transfer, as hereinafter defined, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed, or conditioned. For purposes of this Lease, "Transfer" means an assignment of this Lease in whole or in part; a sublease of all or any part of the Premises; any transaction whereby the rights of Tenant under this Lease or to the Premises are transferred to another; any mortgage or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations; and if Tenant is a corporation, partnership, limited liability company, or other business entity, the transfer of a controlling interest in the corporation, partnership, limited liability company, or other business entity, as applicable. If there is a permitted Transfer, Landlord may collect rent or other payments from the transferee and apply the net amount collected to the rent or other payments required to be paid pursuant to this Lease but no acceptance by Landlord of any payments by a transferee shall be deemed a waiver of any provisions hereof regarding Tenant. Notwithstanding any Transfer, Tenant shall not be released from any of its obligations under this Lease. In connection with Landlord's review of any proposed Transfer, Tenant shall pay to Landlord a processing fee of $2,500.00 plus the reasonable attorneys' fees actually incurred by Landlord. Landlord's consent to any Transfer shall be subject to the further condition that if the Base Rent and additional rent pursuant to such Transfer exceeds the Base Rent and additional rent payable under this Lease, fifty percent (50%) of such excess shall be paid to Landlord (such excess to be determined after Tenant first recoups its reasonable transaction costs incurred with respect to the applicable Transfer, including without limitation brokerage commissions, improvement costs or allowances, and reasonable attorneys' fees). If, pursuant to a permitted Transfer, Tenant receives from the transferee, either directly or indirectly, any consideration other than Base Rent and additional rent for such Transfer, either in the form of cash, goods, or services, Tenant shall, upon receipt thereof, pay to Landlord fifty percent (50%) of such consideration (determined as aforesaid).

8.2 Permitted Transfers. Notwithstanding anything to the contrary contained herein, Tenant may assign this Lease or sublet all or any portion of the Premises, without Landlord's consent, to any entity controlling, controlled by, or under common control with Tenant, or to a successor of Tenant resulting from a merger or consolidation of Tenant, or to the purchaser of all or substantially all of Tenant's assets or equity interests; provided, however, that: (i) the surviving Tenant has a net worth of not less than Tenant's net worth as of the date of this Lease (as demonstrated by audited financial statements); and (ii) no such assignment or sublease shall relieve Tenant from any liability under this Lease, whether accrued to the date of such assignment or sublease or thereafter accruing; and (iii) such assignee or sublessee expressly assumes, in writing, all of Tenant's obligations under this Lease, in form and content reasonably acceptable to Landlord (except, as between a sublessee and Tenant, for the specific business deal between Tenant and such sublessee); and (iv) no series of one or more of such transactions shall be used by Tenant to "spin-off" this Lease

to independent third parties; and (v) Tenant shall give Landlord thirty (30) days' prior written notice of any such transaction not requiring Landlord's consent (or if Tenant is unable to disclose an impending transaction due to Legal Requirements, then Tenant shall notify Landlord in writing within five (5) days after the transaction). In addition, any transfer of the capital stock of Tenant by persons or parties through the "over-the-counter market" or through any recognized stock exchange, shall not be deemed to be a Transfer requiring Landlord's consent.

8.3 Leasehold Financing. Tenant may, without the consent of Landlord, execute, deliver and cause or permit to be recorded one or more leasehold mortgages or other similar security agreements, and any and all renewals, modifications, advances, additions, and extensions thereof ("Leasehold Financing"). Landlord agrees that (a) it will send copies of any default notices given to Tenant to the lender under Leasehold Financing provided that Tenant or such lender has notified Landlord in writing of the name and address of the lender; (b) a lender will have an additional thirty (30) days to cure any default by Tenant beyond any applicable grace periods specified in the Lease; and (c) no default of Tenant shall result in a termination of this Lease if such lender cures such default within the applicable grace period provided to it.

8.4 Assignment by Landlord. Landlord shall have the unrestricted right to sell, lease, convey, or otherwise dispose of the Premises and this Lease or any interest of Landlord in this Lease. To the extent that the purchaser or assignee from Landlord assumes the obligations of Landlord under this Lease, Landlord shall thereupon and without further agreement be released of all further liability under this Lease. If Landlord sells its interest in the Premises, it shall deliver any security deposit to the purchaser and Landlord will thereupon be released from any further liability with respect to the security deposit or its return to Tenant and the purchaser shall become directly responsible to Tenant. In addition, Landlord retains ownership of and shall have the unrestricted right to assign, sell, and convey any transferable development rights, air rights, and similar rights that might be available to the Premises, so long as such transfer does not materially adversely affect Tenant's continued use of the Premises.

ARTICLE IX. DEFAULT.

9.1 Defaults. A default by Tenant shall be deemed to have occurred hereunder, if and whenever: (a) any Base Rent or additional rent is not paid within five (5) days after written notice from Landlord; or (b) Tenant fails to maintain insurance as required by this Lease; or (c) Tenant has breached any of its obligations in this Lease (other than as specifically enumerated in this section) and Tenant fails to remedy such breach within thirty (30) days after written notice from Landlord (provided, however, that if such default reasonably requires more than thirty (30) days to cure, Tenant shall have a reasonable time to cure such default, provided Tenant commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion); or (d) Tenant abandons or vacates the Premises or any substantial portion thereof, or fails to continuously operate its business in the Premises for the Permitted Use set forth in this Lease; or (e) the estate created in Tenant or any guarantor hereof is taken in execution or by other process of law, or all or a substantial part of the assets of Tenant or any guarantor is placed in the hands of a liquidator, receiver, or trustee (and such receivership or trusteeship or liquidation continues for a period of thirty (30) days), or Tenant or any such guarantor makes an assignment for the benefit of creditors, or admits in writing that it cannot meet its obligations as such obligations become due, or is adjudicated a bankrupt, or Tenant or any such guarantor institutes any proceedings under any federal or state insolvency or bankruptcy law, or under any other act relating to the subject of bankruptcy wherein Tenant or any such guarantor seeks to be adjudicated as bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition or reorganization, or should any involuntary proceedings be filed against Tenant or any such guarantor under any such insolvency or bankruptcy law and such proceeding not be removed within sixty (60) days thereafter (and if any insolvency proceedings, such as those referred to in this paragraph, are instituted against Tenant, the Premises shall not become an asset in any such proceedings);.

9.2 Remedies. In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, Landlord shall have the following rights and remedies, which are cumulative and not alternative:

(a) Landlord may cancel this Lease and retake possession of the Premises for Landlord's account, or may terminate Tenant's right to possession (without terminating this Lease), for the account of Tenant. In either event, Tenant shall then quit and surrender the Premises to Landlord. Tenant's liability under all of the provisions of this

Lease shall continue notwithstanding any expiration and surrender, or any re-entry, repossession, or disposition hereunder.

(b) Landlord may enter the Premises as agent of Tenant to take possession of any property of Tenant on the Premises, to store such property at the expense and risk of Tenant or to sell or otherwise dispose of such property in such manner as Landlord may see fit. Landlord shall not be liable in any way in connection with its actions pursuant to this Section, to the extent that its actions are in accordance with applicable Legal Requirements.

(c) If Tenant's right to possession is terminated (without terminating this Lease) under subsection (a) above, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for all rent and all of the charges Tenant would have been required to pay until the date this Lease would have expired had such cancellation not occurred. Tenant's liability for rent shall continue notwithstanding re-entry or repossession of the Premises by Landlord.

(d) Landlord may relet all or any part of the Premises for all or any part of the unexpired portion of the Term of this Lease or for any longer period, and may accept any rent then attainable, grant any concessions of rent, and agree to paint or make any special repairs, alterations, and decorations for any new tenant as it may deem advisable in its sole and absolute discretion. Landlord shall be under no obligation to relet or to attempt to relet the Premises, except as expressly set forth below.

(e) If Tenant's right to possession is terminated (without terminating this Lease) under subsection (a) above, and Landlord so elects, the rent hereunder shall be accelerated and Tenant shall pay Landlord damages in the amount of any and all sums which would have been due for the remainder of the Term (reduced to present value using a discount factor equal to the stated prime lending rate on the date of Tenant's default as published in the Wall Street Journal). Prior to or following payment in full by Tenant of such discounted sum promptly upon demand, Landlord shall use good faith efforts to relet the Premises. If Landlord receives consideration as a result of a reletting of the Premises relating to the same time period for which Tenant has paid accelerated rent, such consideration actually received by Landlord, less any and all of Landlord's cost of repairs, alterations, additions, redecorating, and other expenses in connection with such reletting of the Premises, shall be a credit against such discounted sum, and such discounted sum shall be reduced if not yet paid by Tenant as called for herein, or if Tenant has paid such discounted sum, such credited amount shall be repaid to Tenant by Landlord (provided said credit shall not exceed the accelerated amount).

(f) Landlord may remedy or attempt to remedy any default of Tenant under this Lease for the account of Tenant and enter upon the Premises for such purposes. Landlord shall not be liable to Tenant for any loss or damage caused by acts of Landlord in remedying or attempting to remedy such default and Tenant shall pay to Landlord all expenses incurred by Landlord in connection with remedying or attempting to remedy such default. Any expenses incurred by Landlord shall accrue interest from the date of payment by Landlord until repaid by Tenant at the highest rate permitted by law.

9.3 Costs. Tenant shall pay to Landlord on demand all costs, including reasonable attorneys' fees and costs actually incurred by Landlord in enforcing any of the obligations of Tenant under this Lease. In addition, upon any default by Tenant, Tenant shall also be liable to Landlord for the actual out-of-pocket expenses to which Landlord may be put in re-entering the Premises; repossessing the Premises; painting, altering, or dividing the Premises; putting the Premises in proper repair; protecting and preserving the Premises by placing watchmen and caretakers therein; reletting the Premises (including reasonable attorneys' fees and disbursements, marshall's fees, and brokerage fees, in so doing); and any other actual expenses reasonably incurred by Landlord.

9.4 Additional Remedies; Waiver. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereinafter provided by law. All rights and remedies shall be cumulative and non-exclusive of each other. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a default.

9.5 Default by Landlord. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages or injunction, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following the date of such notice in which to cure such default (provided, however, that if such default reasonably requires more than thirty (30) days to cure, Landlord shall have a reasonable time to cure such default, provided Landlord commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion). Notwithstanding any provision of this Lease, Landlord shall not at any time have any personal liability under this Lease. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Premises (including the proceeds of insurance, condemnation, and sale), and in no event shall any deficiency judgment be sought or obtained against Landlord.

9.6 Prevailing Party; Venue. Notwithstanding anything to the contrary contained in this Lease, in the event of any litigation between Landlord and Tenant arising out of this Lease or Tenant's use and occupancy of the Premises, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including reasonable attorneys' fees, at all levels, before during, and after trial, and on appeal. Any legal action or proceeding arising out of or in any way connected with this Lease shall be instituted in a court (federal or state) located in the county in which the Premises is located, which shall be the exclusive jurisdiction and venue for litigation concerning this Lease.

ARTICLE X. ESTOPPEL CERTIFICATE; SUBORDINATION.

10.1 Estoppel Certificate. Within ten (10) business days after written request by Landlord, Tenant shall deliver in a form supplied by Landlord, an estoppel certificate to Landlord as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Base Rent and additional rent then being paid and the dates to which same have been paid; whether there is any existing or alleged default by either party, or whether any facts exist which, with the passing of time or giving of notice, would constitute a default and, if there is any such default or facts, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which Landlord shall reasonably request such certificate. Landlord, and any prospective purchaser, lender, or ground lessor shall have the right to rely on such certificate.

10.2 Subordination; Attornment. This Lease and all rights of Tenant shall be subject and subordinate to any and all mortgages, security agreements, or like instruments resulting from any financing, refinancing, or collateral financing (including renewals or extensions thereof), made or arranged by Landlord of its interests in all or any part of the Premises, from time to time in existence against the Premises, whether now existing or hereafter created. Such subordination shall not require any further instrument to evidence such subordination. However, on request, Tenant shall further evidence its agreement to subordinate this Lease and its rights under this Lease to any and all documents and to all advances made under such documents. The form of such subordination shall be made as required by Landlord, or its lender. Tenant shall, if requested by such mortgagee, owner, or purchaser, or by any person succeeding to the interest of such mortgagee, owner, or purchaser, as the result of the enforcement of the remedies provided by law or the applicable security instrument held by such mortgagee, owner, or purchaser, automatically become Tenant of any such mortgagee, owner, purchaser, or successor-in-interest, without any change in the terms or other provisions of this Lease; provided, however, that said mortgagee, owner, purchaser, or successor shall not be bound by (a) any payment of rent or additional rent for more than one month in advance, or (b) any security deposit not actually received by such mortgagee, owner, or purchaser, or successor, or (c) any amendment or modification in this Lease made without the consent of such mortgagee, or (d) any construction obligation, free rent, or other concession or monetary allowance, or (e) any set-off, counterclaim, or the like otherwise available against Landlord, or (f) any act or omission of any prior landlord (including Landlord). Upon request by said mortgagee, owner, or purchaser, or successor, Tenant shall execute and deliver an instrument or instruments confirming its attornment. Additionally, Landlord will provide Tenant with a form of Subordination, Non-Disturbance, and Attornment Agreement ("SNDA") from Landlord's current lender as of the date of this Lease, which shall provide for (among other provisions customary to SNDAs) Tenant's non-disturbance, so long as Tenant is not in default under the terms of this Lease beyond applicable notice and cure periods. Tenant shall be responsible to pay for any processing fees and attorneys' fees charged by Landlord's lender in connection with the SNDA.

ARTICLE XI. CONDEMNATION.

11.1 Total or Partial Taking. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes leased hereunder, shall be taken by any public authority under the power of eminent domain or sold to any public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier ("Taking Date"), whereupon the rent shall be paid up to the Taking Date with a proportionate refund by Landlord of any rent paid for a period subsequent to the Taking Date. If less than the whole of the Premises, or less than such portion thereof as will make the Premises unusable for the purposes leased hereunder shall be taken, the Term shall cease only as to the part so taken as of the Taking Date, and Tenant shall pay rent up to the Taking Date, with appropriate credit by Landlord (toward the next installment of rent due from Tenant) of any rent paid for a period subsequent to the Taking Date. Base Rent payable to Landlord shall be reduced in proportion to the amount of the Premises taken. Tenant shall, at its expense, make all necessary repairs or alterations to restore the remaining Premises to the condition existing prior to such taking.

11.2 Award. All compensation awarded or paid upon a total or partial taking of the Premises including the value of the leasehold estate created hereby shall belong to and be the property of Landlord without any participation by Tenant; Tenant shall have no claim to any such award based on Tenant's leasehold interest; provided, however, that (a) if the Premises shall be restored as herein provided, Tenant shall first be entitled to recover the costs and expenses incurred in such restoration out of any such award, and the balance shall be paid as aforesaid, and (b) nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, and other personal property belonging to Tenant, and the unamortized cost alterations and improvements made by Tenant with no contribution or reimbursement from Landlord; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award of any mortgagee, and in no event may Tenant pursue an award for leasehold value, which shall be the property of Landlord (or Landlord's mortgagee).

ARTICLE XII. GENERAL PROVISIONS.

12.1 Time; Force Majeure. Time is of the essence of this Lease. However, whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, then Landlord or Tenant, as applicable, shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, terrorism, war, Legal Requirements, epidemic or pandemic, or any other cause whatsoever beyond the control of Landlord or Tenant, as applicable. The foregoing force majeure provisions of this paragraph are inapplicable to any payments of money due under this Lease; and the force majeure provisions set forth in this paragraph are each party's sole remedy for the delays described in this paragraph.

12.2 Holding Over. If Tenant remains in possession of the Premises after the end of the Term without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease or the Term, and Tenant shall be deemed to be occupying the Premises as a tenant at sufferance at a monthly Base Rent payable in advance on the first day of each month equal to twice the monthly amount of Base Rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as they are applicable to a tenancy at sufferance.

12.3 Waiver; Partial Invalidity. If either Landlord or Tenant excuses or condones any default by the other of any obligation under this Lease, this shall not be a waiver of such obligation in respect of any continuing or subsequent default and no such waiver shall be implied. All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

12.4 Recording. Neither Tenant nor anyone claiming under Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of Landlord. Notwithstanding the foregoing, if Tenant elects to obtain a leasehold mortgage for the Premises, the parties will enter into a Memorandum of Lease regarding this Lease, in form and content reasonably acceptable to the parties. The Memorandum shall be recorded among the appropriate public records at Tenant's expense.

12.5 Financial Statement. If Landlord desires to finance, refinance, or sell the Premises, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant (and all guarantors) as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements (including profit and loss statements and balance sheets) for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence, provided that any purchaser shall have entered into an executed contract to purchase the Premises and shall have signed a commercially reasonable confidentiality and non-disclosure agreement prior to Tenant's obligation to deliver any documents (or Landlord's delivery of Tenant's financial documents). Further, under no circumstances shall Landlord knowingly disclose Tenant's financials to any competitor of Tenant, including but not limited to Top Golf, or any other indoor golf simulator business, even if such entity is purchasing the Premises.

12.6 Notices. Any notice, consent, or other instrument required or permitted to be given under this Lease shall be in writing and shall be (a) delivered in person, or (b) sent by certified mail, return receipt requested, or (c) sent by overnight express mail courier, postage prepaid, or (d) sent by e-mail (with an copy thereof transmitted to the recipient by one of the means described in subsections (a), (b), or (c)) as follows: (i) if to Landlord, at the address set forth in the Lease Summary; and (ii) if to Tenant, at the Premises or, prior to Tenant's occupancy of the Premises, at the address set forth in the Lease Summary. Any such notice or other instruments shall be deemed to be effective upon receipt or refusal of delivery. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person or by overnight express mail courier or e-mail.

12.7 Successors; Joint and Several Liability. The rights and liabilities created by this Lease extend to and bind the successors and assigns of Landlord and the heirs, executors, administrators, and permitted successors and assigns of Tenant. No rights, however, shall inure to the benefit of any transferee unless such Transfer complies with the provisions of Article VIII. If there is at any time more than one Tenant or more than one person constituting Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them.

12.8 Captions and Section Numbers. The captions, Section numbers, and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

12.9 Extended Meanings. The words "hereof," "hereto," "hereunder," and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to Tenant includes, when the context allows, the employees, agents, contractors, invitees, and licensees of Tenant and all others over whom Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party by virtue of this Lease having been drafted by one of the parties.

12.10 Entire Agreement; Governing Law. This Lease and the exhibits and riders, if any, attached hereto are incorporated herein and set forth the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements or understandings between them. This Lease and its exhibits and riders may not be modified except by agreement in writing executed by Landlord and Tenant. This Lease shall be construed in accordance with and governed by the laws of the State of Florida.

12.11 No Partnership. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes Landlord a partner of Tenant or a joint venturer or member of a common enterprise with Tenant.

12.12 Quiet Enjoyment. If Tenant pays the rent and fully observes and performs all of its obligations under this Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by Landlord or any person claiming through or under Landlord.

12.13 Brokerage. Landlord and Tenant each represent and warrant one to the other that except as set forth in the Lease Summary, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability (including, without limitation, reasonable attorneys' fees and costs) with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord shall pay any commissions payable to the broker(s) identified in the Lease Summary pursuant to separate agreement.

12.14 Radon Notice. Florida law requires the following notice to be provided with respect to the contract for sale and purchase of any building, or a rental agreement for any building: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department."

12.15 Rents From Real Property. Landlord and Tenant agree that all Rent payable by Tenant to Landlord shall qualify as rents from real property within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the "Code") and the U.S. Department of Treasury Regulations promulgated thereunder (the "Regulations"). If Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as rents from real property for the purposes of the Code and the Regulations, Tenant agrees to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all Rent as rents from real property; provided, however, that any adjustments required pursuant to this paragraph shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment.

12.16 OFAC Compliance/Patriot Act. Tenant represents and warrants that (a) neither Tenant nor any person or entity that directly or indirectly owns an interest in it nor any of its officers, directors, or managing members is a person or entity (each, a "Prohibited Person") with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the "Executive Order") signed on September 24, 2001 and entitled "Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism"), or other governmental action, (b) Tenant's activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the "Money Laundering Act") (i.e., Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act")), and (c) throughout the Term of this Lease Tenant shall comply with the Executive Order, the Money Laundering Act, and the Patriot Act.

12.17 Guarantys. Simultaneously with the execution of this Lease, Tenant shall cause GolfSuites 1, Inc., a Delaware corporation, and Gerald D. Ellenburg, an individual, to each execute an Unconditional Guaranty in the applicable form attached as Exhibit E.

12.18 Counterparts; Electronic Signature. This Lease may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. This Lease may be executed by e-mail signature or other electronic means which shall, for all purposes, serve as an original executed counterpart of this Lease.

12.19 Notice of Sale. Landlord agrees to use reasonable efforts to notify Tenant if Landlord elects to market the Premises for sale to an unrelated third party purchaser and, if Tenant so elects, Tenant may submit an offer to Landlord to so purchase the Premises, which Landlord shall evaluate together with any other offers that Landlord may receive for the sale of the Premises. The provisions of this paragraph are solely for notification purposes only

and shall not be deemed to impose any obligation upon Landlord to negotiate with or otherwise sell the Premises to Tenant nor shall this paragraph impose upon Landlord any obligation to wait any period of time after giving such notice to Tenant before entering into negotiations with another party for the sale of the Premises or the actual conveyance thereof. The notice obligation set forth herein shall not be applicable to any sale of the Premises to an entity that is in any way affiliated with Landlord. Landlord shall have no liability as a result of Landlord's failure to provide the notification to Tenant that is contemplated herein.

12.20 **TRIAL BY JURY. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY ISSUE OR CONTROVERSY ARISING UNDER THIS LEASE.**

[signatures on next page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:

123 4TH WISE LLC, a Florida limited liability company

[redacted]

TENANT:

GOLFSUITES CITY CLUB 1, LLC, a Florida limited liability company

By:________________________
Gerald D. Ellenburg, Manager

09/21/23

ELIZABETH ANN JUREATIC
Notary Public, State of Florida
Commission# GG 979015
My comm. expires April 15, 2024

72770063;2

EXHIBIT A

Premises

Site Plan and Legal Description

[attached]

LEGAL DESCRIPTION:

Part of Lot 2, Block 1, TIMES PUBLISHING CO. BLOCK 38 PARTIAL REPLAT, according to the plat thereof, recorded in Plat Book 93, Page 20, of the Public Records of Pinellas County, Florida, lying in Section 19, Township 31 South, Range 17 East, Pinellas County, Florida, and being more particularly described as follows:

BEGIN at the Northeast corner of said Lot 2, run thence along the East boundary of said Lot 2, S 00°04'16" E, 220.02 feet to the Southeast corner of said Lot 2; thence along the South boundary of said Lot 2, S 89°55'25" W, 136.48 feet; thence N 00°04'16" W, 34.34 feet; thence N 89°55'25" E, 25.50 feet; thence N 00°04'16" W, 185.70 feet to the North boundary of aforesaid Lot 2; thence along said North boundary of Lot 2, N 89°56'03" E, 110.98 feet to the POINT OF BEGINNING.
Containing 0.581 acres, more or less.



1ST AVENUE SOUTH
(100' R/W)
PART OF
LOT 2
PART OF
LOT 2
ASPHALT PARKING
4TH STREET SOUTH
(100' R/W)
220.02'
185.70'
N 00°04'16" W
S 00°04'16" E
N 89°55'25" E
25.50'
N 00°04'16" W
34.34'
S 89°55'25" W
136.48'
2ND AVENUE SOUTH

72770063;2

Aerial photo (for informational purposes only):



AVENUE
AVENUE
74466
Premises

72770063;2

NE/GE

EXHIBIT B

PERCENTAGE RENT RIDER

(a) Tenant covenants and agrees to pay to Landlord Percentage Rent for each calendar year during the Term in excess of the "Breakpoint." The "Breakpoint" for each year is equal to the annual Base Rent divided by the Percentage Rent Rate as set forth in the Basic Lease Information.

(b) The term "Gross Sales" shall mean the aggregate amount of all sales, for cash, on credit or otherwise, of all goods, articles, and any other merchandise, food, and beverages (alcoholic and non-alcoholic), and the aggregate of all charges for services performed for cash, on credit, or otherwise, and including, but not limited to, gift and merchandise certificates, and interest, time price differential, finance charges, service charges, credit and lay-away sales, made and rendered in, about or in connection with the Premises by Tenant and its assignees, subtenants, licensees, and concessionaires (including, but not limited to, catalogue and/or Internet sales made or filled at or from the Premises and/or that are for sales and subscriptions for memberships that are for the Premises, and orders taken at the Premises, although said orders may be filled elsewhere and sales through vending machines, amusement machines, or other devices), but not any credit card processing fees. Each sale upon installment or credit shall be treated as a sale for the price in the month during which such sales shall be collected. No deduction shall be allowed for uncollected or uncollectible credit accounts.

(c) Gross Sales shall not include the following: (i) any federal, state, municipal, or other sales, value added, or retailer's excise taxes paid or accrued by Tenant, irrespective of whether such taxes are collected from customers or absorbed by Tenant; (ii) proceeds of insurance policies received by Tenant; (iii) the exchange of merchandise between Tenant's locations where such exchanges are made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale which has theretofore been made at, in, on or from the Premises and/or for the purpose of depriving Landlord of the benefit of a sale which otherwise would have been made at, in, on or from the Premises; and (iv) the amount of returns to shippers or manufacturers, or the amount of any cash or credit refund made upon any sale when the merchandise sold, or some part thereof, is thereafter returned by purchaser and accepted by Tenant.

(d) Within ninety (90) days after the end of each year, Tenant shall deliver to Landlord a written statement (the "Annual Report") setting forth the amount of Tenant's Gross Sales for that year, listing sales itemized by month. Simultaneously with the delivery of such statement, Tenant shall pay to Landlord the Percentage Rent shown by such statement to be then due and owing. During each year, Tenant shall make monthly reports of its Gross Sales. All such monthly statements and the Annual Report shall be in such form as Landlord may require and shall be accompanied by copies of Tenant's sales tax reports to the State of Florida and cash register tapes. Tenant's obligation to maintain books and records shall survive two years from the expiration or any termination of the Lease.

(e) If the Lease should commence on a date other than the first day of a calendar year or terminate on a date other than the last day of a calendar year, Percentage Rent for such fractional part of the calendar year following the Rent Commencement Date or preceding the termination date, as the case may be, shall be paid at the specified rate or rates for all Gross Sales made during such fractional part of a calendar year, after deducting from such Percentage Rent all payments of Base Rent for such fractional period.

(f) Tenant shall keep, maintain, and preserve or cause to be kept, maintained, and preserved at Tenant's corporate headquarters within the continental U.S., and in accordance with generally accepted accounting principles, full, complete, accurate, and detailed books and records of the Gross Sales from the Premises, and all supporting records such as tax reports, banking records, either cash register tapes or point-of-sale computer printouts showing sales receipts, sales slips, and other sales records. Tenant shall not be required to preserve any detailed sales records as aforesaid for more than three (3) years after the rendition of the Annual Report. Landlord and its agents may inspect any and all records in Tenant's possession which relate to Gross Sales from the Premises, at any time during normal business hours and normal working days; provided, however, Landlord shall provide Tenant with ten (10) days' notice of such inspection. Such examination shall be conducted in a manner which will not interfere unreasonably with

Tenant's business. Landlord may at any time cause an audit of the Gross Sales to be made by a certified public accountant of Landlord's selection. If the statement of Gross Sales previously made by Tenant shall be found to be inaccurate, Tenant and Landlord shall make appropriate adjustments so that Landlord shall receive the full Percentage Rent to which it is entitled. Landlord shall pay for the cost of this audit unless the audit shall disclose that Gross Sales were under-reported by more than two (2%) percent for the particular year, in which case Tenant shall promptly pay to Landlord the cost of said audit in addition to the deficiency in Percentage Rent.

(g) For the purpose of computing the amount of Tenant's liability under the Lease for Percentage Rent after default by Tenant under the Lease, the periodic Percentage Rent for which Tenant shall be liable after termination of Tenant's right to possession shall be the total of all the amounts Tenant was obligated to pay as Percentage Rent during the entire period before such termination divided by the number of Percentage Rent payment periods in such entire time. Tenant shall also pay a pro rata part of such periodic Percentage Rent based upon the length of time between the previous payment of Percentage Rent and the date of termination, and upon such termination, Tenant will be obligated to submit to Landlord a statement accurately showing Gross Sales made since submission of its last previous statement, together with such additional supporting financial records as Landlord may require. The provisions of this paragraph relating to Percentage Rent, if any, payable by Tenant hereunder following Tenant's default are included solely for the purpose of providing for the payment of such Percentage Rent in excess of the Base Rent and providing for a method whereby such Percentage Rent is to be measured, ascertained, and paid, and shall be cumulative with and not in limitation of all other remedies provided for Landlord in the Lease.

(h) Landlord shall have the right to disclose information regarding Tenant's financial condition and Gross Sales to parties having an interest or prospective interest in purchasing or making a loan with respect to the Premises; provided, however, (i) Landlord shall not knowingly disclose such financial condition to any direct competitor of Tenant, including, but not limited to, Top Golf, or any other golf simulator business, and (ii) any disclosure to a prospective purchaser shall only be made after such party enters into a commercially reasonable non-disclosure and confidentiality agreement acceptable to Tenant in its reasonable discretion.

EXHIBIT C

WORK LETTER

(Tenant Constructs)

(a) Subject to the provisions hereof, Tenant shall, at its expense, cause the construction and installation of all improvements to the Premises in accordance with the Plans and Specifications, as hereinafter defined, and as necessary to permit Tenant to occupy same and conduct normal business operations (such improvements being referred to herein as "Tenant's Work").

(b) Tenant, at Tenant's expense, agrees to furnish to Landlord, within thirty (30) days after the date of the Lease, a detailed set of plans and specifications (the "Plans and Specifications") for Tenant's Work. The Plans and Specifications shall be prepared by Tenant's architect and engineer, which architect and engineer shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, delayed, or conditioned. The Plans and Specifications shall be suitable for obtaining a building permit. Landlord (at no cost to Landlord) will cooperate with Tenant in Tenant applying for and obtaining permits and approvals for Tenant's Work (including authorizing Tenant (as tenant and not as Landlord's agent) to apply for permits and approvals; provided, however, that Landlord is not required to cooperate with or authorize Tenant to change the Building's historic designation, or to apply for any other historic designation (federal or otherwise), it being acknowledged that Tenant is prohibited from taking any such actions pursuant to the Lease).

(c) The Plans and Specifications shall be subject to Landlord's review and approval, which shall not be unreasonably withheld, delayed, or conditioned. Landlord shall accept or notify Tenant of its objections to the Plans and Specifications within ten (10) business days after receipt thereof. If Landlord requires more than ten (10) business days to approve the Plans and Specifications, Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant. Should Tenant fail to submit the Plans and Specifications within the time period set forth above, or should Tenant fail to make any modifications Landlord may require within fifteen (15) days of notice thereof, then either such event shall be deemed to be a default by Tenant. Notwithstanding Landlord's review and approval of the Plans and Specifications, Landlord assumes no responsibility whatsoever, and shall not be liable, for the manufacturer's, architect's, or engineer's design or performance of any structural, mechanical, electrical, or plumbing systems or equipment of Tenant, or compliance of the Plans and Specifications with Legal Requirements.

(d) Once Landlord approves the Plans and Specifications, Tenant shall, within five (5) business days, provide Landlord with one (1) complete set of the Plans and Specifications, which shall be signed and dated by both parties (and any changes to the Plans and Specifications shall be made only by written addendum signed by both parties).

(e) Tenant shall use only licensed and insured contractors and subcontractors to complete the construction and installation of Tenant's Work (and in accordance with the Lease, Landlord's prior written approval (which will not be unreasonably withheld, delayed, or conditioned) is required for contractors that will perform alterations that will require the issuance of a building permit). Prior to commencing any construction, Tenant shall provide to Landlord certificates of insurance evidencing that Tenant has the required commercial general liability insurance required of Tenant under the Lease. In addition, prior to selecting the contractor, Tenant shall provide to Landlord certificates of insurance evidencing that Tenant's general contractor has in effect (and shall maintain at all times during the course of the work hereunder) workers' compensation insurance to cover full liability under workers' compensation laws of the State in which the Premises is located with employers' liability coverage; commercial general liability and builder's risk insurance for the hazards of operations, independent contractors, products and completed operations; and contractual liability specifically covering the indemnification provision in the construction contract, such commercial general liability to include broad form property damage and afford coverage for explosion, collapse and underground hazards, and "personal injury" liability insurance and an endorsement providing that the insurance afforded under the contractor's policy is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and non-contributing with the insurance required hereunder, provided that such insurance may be written through primary or umbrella insurance policies with a

minimum policy limit of $2,000,000.00. Landlord and Tenant are to be included as an additional insured for insurance coverages required of the general contractor. Tenant shall inform its contractor, subcontractors, and material suppliers that Landlord's interest in the Premises shall not be subject to any lien to secure payment for work done or materials supplied to the Premises on Tenant's behalf. All inspections and approvals necessary and appropriate to complete Tenant's Work in accordance with the Plans and Specifications and as necessary to obtain a certificate of use and occupancy as hereinafter provided are the responsibility of Tenant and its general contractor.

(f) Tenant shall commence Tenant's Work (and shall be required to diligently pursue same) upon receipt of the building permit therefor. If Tenant has not commenced Tenant's Work by such date, or if Tenant has not substantially completed Tenant's Work by the Rent Commencement Date, then, in either such event, Tenant shall be in default under the Lease, and Landlord shall have the option to declare the Lease null and void and exercise any remedies available under the Lease. Should the Lease be declared null and void pursuant to this paragraph, Tenant shall forfeit all rights to any deposits, advance rent, and any other payments made under the Lease, and Landlord shall have no further liability to Tenant under the Lease.

(g) All of Tenant's Work shall be completed in a good and workmanlike manner and shall be in conformity with the applicable building codes and other Legal Requirements. Upon completion of Tenant's Work, Tenant shall furnish Landlord:

(i) a certificate of use and/or occupancy issued by the appropriate governmental authority and other evidence satisfactory to Landlord that Tenant has obtained the governmental approvals necessary to permit occupancy; and

(ii) a notarized affidavit from Tenant's contractor(s) that all amounts due for work done and materials furnished in completing Tenant's Work have been paid; and

(iii) releases of lien from any subcontractor or material supplier that has given Landlord a Notice to Owner pursuant to Florida law; and

(iv) as-built drawings of the Premises, with a list and description of all work performed by the contractors, subcontractors, and material suppliers.

(h) Tenant agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damage, loss, or liability, including, but not limited to, reasonable attorneys' fees and costs, which arise out of, are occasioned by, or are in any way attributable to the build-out of the Premises by Tenant pursuant to this Work Letter.

EXHIBIT D

OPTION TO RENEW

(a) Landlord hereby grants Tenant the option to renew (the "Renewal Option") the Term (not to include, for purposes of this Exhibit, the Renewal Terms, as hereinafter defined) for three (3) additional terms of sixty (60) months each (each, a the "Renewal Term" and collectively, the "Renewal Terms"), commencing as of the date immediately following the expiration of the Term, first Renewal Term, and second Renewal Term, as applicable, such option to be subject to the covenants and conditions hereinafter set forth in this Exhibit.

(b) Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its Renewal Option not later than one hundred eighty (180) days prior to the expiration of the then-current Term; provided that Tenant's failure to give the Renewal Notice by the applicable date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render the Renewal Option null and void and of no further force or effect. Tenant may exercise the Renewal Option for the second Renewal Term only if Tenant has exercised the Renewal Option for the first Renewal Term. Tenant may exercise the Renewal Option for the third Renewal Term only if Tenant has exercised the Renewal Option for the second Renewal Term.

(c) Tenant shall not be permitted to exercise the Renewal Option at any time during which Tenant is in monetary default under the Lease, subject to applicable notice and grace periods (if any). If Tenant fails to cure any such default under the Lease prior to the commencement of the applicable Renewal Term, subject to applicable notice and grace periods, the Renewal Terms shall be immediately cancelled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then-current Term of the Lease. The Renewal Option shall also be null and void and of no further force or effect if Tenant has been late in the payment of monthly rent on three (3) or more occasions within any calendar year (and for this purpose, a payment shall be deemed to be late if it is received by Landlord after the fifteenth day of the month in which such monthly rent is due, regardless of whether or not such late payment also constitutes an event of default by Tenant under the Lease).

(d) Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of each Renewal Term, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of the Lease.

(e) The covenants and conditions of the Lease in force during the Term, as the same may be modified from time to time, shall continue to be in effect during the Renewal Terms, except as follows:

(i) The "Commencement Date" and "Rent Commencement Date" for the purpose of the Lease shall be the first day of the applicable Renewal Term.

(ii) For the first Renewal Term, the annual Base Rent rate per-square-foot for each year of the first Renewal Term shall be equal to the Base Rent rate per-square-foot for the immediately prior year, plus four percent (4%).

(iii) The Base Rent for the first year of each of the second Renewal Term and the third Renewal Term shall be an amount equal to the then Fair Market Rental Value of the Premises. "Fair Market Rental Value" of the Premises shall be an amount determined by Landlord on the basis of the then-prevailing market rental rate for space comparable to the Premises as reflected in one or more leases executed within the twelve (12) month period immediately preceding commencement of the applicable Renewal Term based on new leases for premises comparable to the Premises herein, as executed within said twelve (12) month period by owners of other comparable buildings located in the vicinity of the Premises. Landlord will inform Tenant, in writing, of Landlord's determination of Fair Market Rental Value for the applicable Renewal Term within thirty (30) days after the date Tenant exercises the applicable option. If Tenant disagrees with Landlord's determination, Tenant shall notify Landlord within

thirty (30) days of receipt of Landlord's determination, whereupon the Fair Market Rent Value for the first year of the applicable Renewal Term shall be settled by "baseball-style" arbitration, as follows: If, despite good faith negotiation, Landlord and Tenant have not agreed on Fair Market Rental Value within thirty (30) days after Tenant notifies Landlord that Tenant disagrees with Landlord's determination, then Landlord and Tenant shall each select an independent disinterested restaurant leasing broker, which brokers shall mutually select a third independent disinterested restaurant leasing broker. Landlord and Tenant shall then each submit for arbitration to the third broker their respective offers of the Fair Market Rental Value. Such third appraiser shall then (within ten (10) days) select only the Landlord's or the Tenant's offer as the Fair Market Rental Value. The decision of such third broker shall be final and binding on the parties and the fees and costs of such third broker shall be borne by the unsuccessful party. At a minimum, each of the brokers shall be restaurant leasing brokers in the Tampa/St. Petersburg market with at least ten (10) years' experience in restaurant leasing. However, in no event shall Base Rent for the first year of the second Renewal Term and third Renewal Term be less than the amount of Base Rent for the immediately prior year, plus ten percent (10%). For the second (2nd) through fifth (5th) years each of the second Renewal Term and third Renewal Term, the annual Base Rent rate per-square-foot shall be equal to the Base Rent rate per-square-foot for the immediately prior year, plus four percent (4%).

(iv) Following expiration of the third Renewal Term, Tenant shall have no further right to renew or extend the Lease.

(f) Tenant's option to renew the Lease shall not be transferable by Tenant, except in conjunction with a permissible assignment in accordance with the applicable provisions of the Lease.

EXHIBIT E

UNCONDITIONAL GUARANTY
(Corporate)

THIS UNCONDITIONAL GUARANTY (the "Guaranty") is made as of this 21 day of SEP, 2023, by GOLFSUITES 1, INC., a Delaware corporation (the "Guarantor"), in favor of 123 4TH WISE LLC, a Florida limited liability company (the "Landlord"), and is executed pursuant to that certain Lease dated SEP 21, 2023 (the "Lease"), between Landlord and GolfSuites City Club 1, LLC, a Florida limited liability company (the "Tenant"). The Lease is with respect to those certain Premises, as defined in the Lease, consisting of approximately .581 acres, together with all improvements thereon including a building consisting of approximately 17,000 square feet, with a street address of 123 4th Street South, St. Petersburg, Florida.

In order to induce Landlord to execute the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor has guaranteed and hereby does guaranty the payment and performance of all liabilities, obligations, and duties (including, without limitation, payment of rent) imposed upon Tenant under the terms of the Lease, as if Guarantor has executed the Lease as Tenant thereunder, irrespective of the expiration of the Lease, the invalidity or unenforceability of the Lease or any provision therein, or the insufficiency, invalidity, or unenforceability of any security interest which might have been, or be hereafter, given to Landlord to secure Tenant's obligations contained in the Lease.

Guarantor hereby acknowledges, and waives notice of, acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities, obligations, and duties guaranteed hereby, including, but not limited to, notices of default by or to Tenant under the Lease, and waives demand for payment, protest, diligence, presentment, notice of protest, and suit on the part of Landlord in the enforcement of any liability, obligation, or duty guaranteed hereby. Guarantor further waives, to the fullest extent permitted by law, all defenses given to sureties and guarantors by statute, at law, or in equity.

Guarantor further agrees that Landlord shall not be first required to enforce against Tenant or any other person any liability, obligation, or duty guaranteed hereby before seeking enforcement thereto against Guarantor. Suit may be brought and maintained against Guarantor by Landlord to enforce any liability, obligation, or duty guaranteed hereby without joinder of Tenant or any other person. The liability of Guarantor shall not be affected by any indulgence, compromise, settlement, or variation of terms which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant, and shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Tenant or its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Code, or any similar law or statute of the United States or any State thereof. Landlord and Tenant, without notice to, or consent by, Guarantor, may at any time or times enter into such extensions, amendments, assignments, subleases, or other covenants respecting the Lease as they may deem appropriate, including, but not limited to, an increase in the rent due under the Lease or any other obligation thereunder; and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations, and duties of Tenant under the Lease as so extended, amended, assigned, subleased, or otherwise modified.

This Guaranty is absolute, unconditional, and continuing in any event, and shall not terminate until the payment of all sums and the performance of all obligations evidenced by the Lease.

It is understood that other agreements similar to this Guaranty may, at Landlord's sole opinion and discretion, be executed by other persons with respect to the Lease. This Guaranty shall be joint and several and cumulative of any such agreements and the liabilities and obligations of Guarantor hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, if Landlord obtains the signature of more than one guarantor in this Guaranty, or obtains additional guaranty agreements, or both, Guarantor agrees that Landlord, in Landlord's sole discretion, may (i) bring suit against all guarantors of the Lease jointly and severally or against any

one or more of them, (ii) compound or settle with any one or more of the guarantors for such considerations as Landlord may deem proper, and (iii) release any one or more of the guarantors from liability. Guarantor further agrees that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including Guarantor.

Guarantor agrees that if Landlord shall employ an attorney to present, enforce, or defend any or all of Landlord's rights or remedies hereunder or under the Lease, Guarantor shall pay any actual out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees and costs) incurred by Landlord in such connection, whether such costs and expenses are incurred before or at trial or on appeal. Notwithstanding the foregoing, in the event of any litigation between Landlord and Guarantor arising out of the Lease or this Guaranty, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including reasonable attorneys' fees, at all levels, including appeals.

In the event the Landlord, or any successor owner of the Premises, sells, conveys, or otherwise transfers the Premises or the Lease, this Guaranty shall not be abrogated thereby, and shall continue in full force and effect.

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Florida. If any provision of this Guaranty should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby. Guarantor does hereby covenant, agree, and acknowledge that Guarantor irrevocably submits to the jurisdiction of the courts of the State of Florida.

This Guaranty shall be binding upon Guarantor and Guarantor's successors, heirs, executors, administrators, and assigns, and shall inure to the benefit of Landlord and Landlord's successors, heirs, executors, administrators, and assigns.

GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY LANDLORD AGAINST GUARANTOR ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE OR THIS GUARANTY.

[signature on next page]

EXECUTED as of the day and year first above written, to be effective as of the date of the Lease.

GUARANTOR:

GOLFSUITES 1, INC., a Delaware corporation

By: ______________________
Name: GEM Ellenburg
Title: Chairman

Notice Address: 650 E. Bloomingdale Avenue
Brandon, Florida 33511
Attention: Gerald D Ellenburg
E-mail: jerry@golfsuites.com

72770063;2

UNCONDITIONAL GUARANTY
(Corporate)

THIS UNCONDITIONAL GUARANTY (the "Guaranty") is made as of this 21 day of SEP, 2023, by GOLFSUITES, INC., a Delaware corporation (the "Guarantor"), in favor of 123 4TH WISE LLC, a Florida limited liability company (the "Landlord"), and is executed pursuant to that certain that Lease dated SEP 21, 2023 (the "Lease"), between Landlord and GolfSuites City Club 1, LLC, a Florida limited liability company (the "Tenant"). The Lease is with respect to those certain Premises, as defined in the Lease, consisting of approximately .581 acres, together with all improvements thereon including a building consisting of approximately 17,000 square feet, with a street address of 123 4th Street South, St. Petersburg, Florida.

In order to induce Landlord to execute the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor has guaranteed and hereby does guaranty the payment and performance of all liabilities, obligations, and duties (including, without limitation, payment of rent) imposed upon Tenant under the terms of the Lease, as if Guarantor has executed the Lease as Tenant thereunder, irrespective of the expiration of the Lease, the invalidity or unenforceability of the Lease or any provision therein, or the insufficiency, invalidity, or unenforceability of any security interest which might have been, or be hereafter, given to Landlord to secure Tenant's obligations contained in the Lease.

Guarantor hereby acknowledges, and waives notice of, acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities, obligations, and duties guaranteed hereby, including, but not limited to, notices of default by or to Tenant under the Lease, and waives demand for payment, protest, diligence, presentment, notice of protest, and suit on the part of Landlord in the enforcement of any liability, obligation, or duty guaranteed hereby. Guarantor further waives, to the fullest extent permitted by law, all defenses given to sureties and guarantors by statute, at law, or in equity.

Guarantor further agrees that Landlord shall not be first required to enforce against Tenant or any other person any liability, obligation, or duty guaranteed hereby before seeking enforcement thereto against Guarantor. Suit may be brought and maintained against Guarantor by Landlord to enforce any liability, obligation, or duty guaranteed hereby without joinder of Tenant or any other person. The liability of Guarantor shall not be affected by any indulgence, compromise, settlement, or variation of terms which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant, and shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Tenant or its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Code, or any similar law or statute of the United States or any State thereof. Landlord and Tenant, without notice to, or consent by, Guarantor, may at any time or times enter into such extensions, amendments, assignments, subleases, or other covenants respecting the Lease as they may deem appropriate, including, but not limited to, an increase in the rent due under the Lease or any other obligation thereunder; and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations, and duties of Tenant under the Lease as so extended, amended, assigned, subleased, or otherwise modified.

This Guaranty is absolute, unconditional, and continuing in any event, and shall not terminate until the payment of all sums and the performance of all obligations evidenced by the Lease.

It is understood that other agreements similar to this Guaranty may, at Landlord's sole opinion and discretion, be executed by other persons with respect to the Lease. This Guaranty shall be joint and several and cumulative of any such agreements and the liabilities and obligations of Guarantor hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, if Landlord obtains the signature of more than one guarantor in this Guaranty, or obtains additional guaranty agreements, or both, Guarantor agrees that Landlord, in Landlord's sole discretion, may (i) bring suit against all guarantors of the Lease jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of the guarantors for such considerations as Landlord may deem proper, and (iii) release any one or more of the guarantors from liability. Guarantor further agrees

that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including Guarantor.

Guarantor agrees that if Landlord shall employ an attorney to present, enforce, or defend any or all of Landlord's rights or remedies hereunder or under the Lease, Guarantor shall pay any actual out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees and costs) incurred by Landlord in such connection, whether such costs and expenses are incurred before or at trial or on appeal. Notwithstanding the foregoing, in the event of any litigation between Landlord and Guarantor arising out of the Lease or this Guaranty, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including reasonable attorneys' fees, at all levels, including appeals.

In the event the Landlord, or any successor owner of the Premises, sells, conveys, or otherwise transfers the Premises or the Lease, this Guaranty shall not be abrogated thereby, and shall continue in full force and effect.

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Florida. If any provision of this Guaranty should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby. Guarantor does hereby covenant, agree, and acknowledge that Guarantor irrevocably submits to the jurisdiction of the courts of the State of Florida.

This Guaranty shall be binding upon Guarantor and Guarantor's successors, heirs, executors, administrators, and assigns, and shall inure to the benefit of Landlord and Landlord's successors, heirs, executors, administrators, and assigns.

GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY LANDLORD AGAINST GUARANTOR ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE OR THIS GUARANTY.

[signature on next page]

EXECUTED as of the day and year first above written, to be effective as of the date of the Lease.

GUARANTOR:

GOLFSUITES, INC., a Delaware corporation

By:____________________
Name: GERALD ELLENBURG
Title: CHAIRMAN

Notice Address: 650 E. Bloomingdale Avenue
Brandon, Florida 33511
Attention: Gerald D Ellenburg
E-mail: jerry@golfsuites.com

72770063;2

LIMITED UNCONDITIONAL GUARANTY
(Individual)

SEPT THIS LIMITED UNCONDITIONAL GUARANTY (the "Guaranty") is made as of this 21 day of ____, 2023, by GERALD D. ELLENBURG, an individual (the "Guarantor"), in favor of 123 4TH WISE LLC, a Florida limited liability company (the "Landlord"), and is executed pursuant to that certain that Lease dated SEPT 21, 2023 (the "Lease"), between Landlord and GolfSuites City Club 1, LLC, a Florida limited liability company (the "Tenant"). The Lease is with respect to those certain Premises, as defined in the Lease, consisting of approximately .581 acres, together with all improvements thereon including a building consisting of approximately 17,000 square feet, with a street address of 123 4th Street South, St. Petersburg, Florida.

In order to induce Landlord to execute the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor has guaranteed and hereby does guaranty the payment of Base Rent, Percentage Rent, Landlord's Insurance, Taxes, and the Administrative Fee imposed upon Tenant under the terms of the Lease, as if Guarantor has executed the Lease as Tenant thereunder, irrespective of the expiration of the Lease, the invalidity or unenforceability of the Lease or any provision therein, or the insufficiency, invalidity, or unenforceability of any security interest which might have been, or be hereafter, given to Landlord to secure Tenant's obligations contained in the Lease.

Guarantor hereby acknowledges, and waives notice of, acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities guaranteed hereby, including, but not limited to, notices of default by or to Tenant under the Lease, and waives demand for payment, protest, diligence, presentment, notice of protest, and suit on the part of Landlord in the enforcement of any liability, obligation, or duty guaranteed hereby. Guarantor further waives, to the fullest extent permitted by law, all defenses given to sureties and guarantors by statute, at law, or in equity.

Guarantor further agrees that Landlord shall not be first required to enforce against Tenant or any other person any liability guaranteed hereby before seeking enforcement thereto against Guarantor. Suit may be brought and maintained against Guarantor by Landlord to enforce any liability guaranteed hereby without joinder of Tenant or any other person. The liability of Guarantor shall not be affected by any indulgence, compromise, settlement, or variation of terms which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant, and shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Tenant or its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Code, or any similar law or statute of the United States or any State thereof. Landlord and Tenant, without notice to, or consent by, Guarantor, may at any time or times enter into such extensions, amendments, assignments, subleases, or other covenants respecting the Lease as they may deem appropriate; and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment of all liabilities of Tenant under the Lease guaranteed hereby as so extended, amended, assigned, subleased, or otherwise modified.

This Guaranty is absolute, unconditional, and continuing in any event, and shall not terminate until the payment of all sums due hereunder.

It is understood that other agreements similar to this Guaranty may, at Landlord's sole opinion and discretion, be executed by other persons with respect to the Lease. This Guaranty shall be joint and several and cumulative of any such agreements and the liabilities and obligations of Guarantor hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, if Landlord obtains the signature of more than one guarantor in this Guaranty, or obtains additional guaranty agreements, or both, Guarantor agrees that Landlord, in Landlord's sole discretion, may (i) bring suit against all guarantors of the Lease jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of the guarantors for such considerations as Landlord may deem proper, and (iii) release any one or more of the guarantors from liability. Guarantor further agrees that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including Guarantor.

Guarantor agrees that if Landlord shall employ an attorney to present, enforce, or defend any or all of Landlord's rights or remedies hereunder or under the Lease, Guarantor shall pay any actual out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees and costs) incurred by Landlord in such connection, whether such costs and expenses are incurred before or at trial or on appeal. Notwithstanding the foregoing, in the event of any litigation between Landlord and Guarantor arising out of the Lease or this Guaranty, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including reasonable attorneys' fees, at all levels, including appeals.

In the event the Landlord, or any successor owner of the Premises, sells, conveys, or otherwise transfers the Premises or the Lease, this Guaranty shall not be abrogated thereby, and shall continue in full force and effect.

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Florida. If any provision of this Guaranty should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby. Guarantor does hereby covenant, agree, and acknowledge that Guarantor irrevocably submits to the jurisdiction of the courts of the State of Florida.

This Guaranty shall be binding upon Guarantor and Guarantor's successors, heirs, executors, administrators, and assigns, and shall inure to the benefit of Landlord and Landlord's successors, heirs, executors, administrators, and assigns.

Notwithstanding anything to the contrary contained in this Guaranty, the total aggregate liability of Guarantor under this Guaranty shall not exceed an amount equal to (i) the Base Rent, Percentage Rent, Landlord's Insurance, Taxes, and Administrative Fee that would payable for the twelve (12) month period following the date of Tenant's default under the Lease giving rise to the enforcement of this Guaranty, plus (ii) reasonable attorneys' fees and costs incurred by Landlord in enforcing this Guaranty.

GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY LANDLORD AGAINST GUARANTOR ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE OR THIS GUARANTY.

[signature on next page]

EXECUTED as of the day and year first above written, to be effective as of the date of the Lease.

GUARANTOR:

GERALD D. ELLENBURG, an individual

Notice Address: 650 E. Bloomingdale Avenue
Brandon, Florida 33511
Attention: Gerald D Ellenburg
E-mail: jerry@golfsuites.com

72770063;2

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") executed this 9th day of September, 2023, between WAUCHULA STATE BANK and/or CREWS BANK & TRUST ("Mortgagee") and GOLFSUITES CITY CLUB 1, LLC, a Florida limited liability company ("Tenant") and 123 4TH WISE LLC, a Florida limited liability company ("Landlord").

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain lease dated SEP 4, 2023 (the "Lease") relating to certain premises located at 123 4th Street South, St. Petersburg, Florida (the "Premises"), said Premises being more particularly described in the Lease and being situated on the real property described in Exhibit A attached hereto and made a part hereof; and

WHEREAS, Mortgagee has made a mortgage loan to Landlord secured by a Mortgage Deed and Security Agreement ("Mortgage") covering the Premises, which Mortgage is recorded in Official Records Book 20444, Page 2031, of the Public Records of Pinellas County, Florida.

NOW, THEREFORE, it is mutually agreed as follows:

1. Subordination. Subject to the provisions of this Agreement, the Lease is and shall be subject and subordinate to the lien of the Mortgage and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Mortgage.

2. Non-Disturbance. In the event of a foreclosure of the Mortgage or should Mortgagee obtain title by deed in lieu thereof, or otherwise, Mortgagee, for itself, its successors or assigns (which shall include any persons acquiring title by voluntary deed, assignment or other disposition or transfer in lieu of foreclosure), agrees that Tenant may continue its occupancy of the Premises in accordance with the terms and provisions of the Lease, so long as Tenant is not in default under the Lease beyond any applicable notice and cure period. So long as Tenant is not in default under the Lease beyond any applicable notice and cure period, Mortgagee agrees not to name Tenant as a party defendant in any foreclosure action.

3. Attornment. Tenant agrees to attorn to a "Subsequent Owner," which shall mean: (a) Mortgagee when in possession of the Premises provided that Mortgagee has notified Tenant in writing that it has assumed Landlord's obligations under the Lease arising from and after the Mortgagee's taking of possession of the Premises; (b) a receiver appointed in an action or proceeding to foreclose the Mortgage or otherwise; or (c) any party acquiring title to the Premises as a result of foreclosure of the Mortgage or deed in lieu thereof. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant further covenants and agrees, however, to execute and deliver, upon request of Mortgagee or any Subsequent Owner, an appropriate agreement of attornment, in form and content reasonably acceptable to Tenant and Mortgagee or such Subsequent Owner (but which shall not amend the terms of the Lease or otherwise diminish Tenant's rights thereunder except to the extent expressly provided in this Agreement).

4. Mortgagee's Cure Rights. So long as the Mortgage on the Premises remains outstanding and unsatisfied, Tenant will deliver to Mortgagee a copy of all notices of default given to Landlord by Tenant. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default under the Lease as therein provided, Mortgagee shall have the right (but not the obligation) to cure such default within the same period of time as is allowed Landlord under the Lease plus an additional thirty (30) days; provided, however, that if the cure of such default requires possession of the Premises,

72801914;1

then Mortgagee's cure period will commence as of the date Mortgagee obtains possession so long as the Mortgagee notifies Tenant within thirty (30) days after receipt of the copy of the default notice that the Mortgagee intends to effect the cure requiring possession, and Mortgagee promptly thereafter institutes legal proceedings to obtain possession by appointment of a receiver or by foreclosure, and thereafter Mortgagee shall diligently pursue obtaining possession and effecting the cure.

5. Non-Liability of Subsequent Owners. If any Subsequent Owner shall succeed to the interest of Landlord under the Lease, the Subsequent Owner shall be bound to Tenant under all the terms, covenants and conditions of the Lease arising from and after the Subsequent Owner's taking of title of the Premises, and Tenant shall, from and after Subsequent Owner's succession to the interest of Landlord under the Lease, have the same remedies against the Subsequent Owner for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Subsequent Owner had not succeeded to the interest of Landlord; provided further, however, that Subsequent Owner shall not be:

(a) liable for any warranty, act or omission of any prior landlord (including Landlord), except those of a continuing nature, such as, for example, a maintenance or repair obligation (if any); or

(b) subject to any offsets or defense which Tenant might have against any prior landlord (including Landlord); or

(c) bound by any rent or additional charges which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

(d) bound by any amendment or modification of the Lease or any collateral agreement made without Mortgagee's consent, except to the extent that the Lease may specifically provide for an amendment or modification thereof (or to the extent that the Lease may specifically provide for a termination without an agreement, such as a termination to the extent permitted under the Lease following a casualty or condemnation).

6. Payment of Rents to Mortgagee. If Mortgagee notifies Tenant of a default under the Mortgage and demands that Tenant pay rent to Mortgagee or Mortgagee's designee, Tenant will honor such demand. By its execution hereof, Landlord expressly consents to the foregoing.

7. Limitation of Liability. If Mortgagee or other Subsequent Owner, as the case may be, shall become the owner of the Premises or the Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or the Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure sale or conveyance by deed in lieu of foreclosure whereupon Mortgagee or other Subsequent Owner becomes the Landlord under the Lease, then the then-Landlord shall have no personal liability to Tenant under the Lease and Tenant shall look solely to the estate and property of Landlord in the Premises, to the net proceeds of sale thereof or the rentals received therefrom, for the satisfaction of Tenant's remedies; for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by Landlord and any other obligation of Landlord created by or under the Lease, and no other property or assets of the then-Landlord or of its partners, members, officers, beneficiaries, co-tenants, shareholder, or principals (as the case may be) shall be subject to levy, execution, or other enforcement procedures for the satisfaction of Tenant's remedies. The term "Landlord" as used herein shall be limited to mean and include only the owner or owners at the time in question of Landlord's interest in the Lease, which term shall include Mortgagee in the event Mortgagee acquires title to the Premises. Further, in the event of any transfer by Landlord of Landlord's interest in the Lease, Landlord (and in the case of any subsequent transfers or conveyances, the then assignor), including each of its

partners, members, officers, beneficiaries, co-tenants, shareholders or principals (as the case may be) shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of Landlord's interest.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns (which shall include any persons acquiring title by voluntary deed, assignment or other disposition or transfer in lieu of foreclosure) of the parties.

9. Notices. Any notices under this Agreement shall be delivered by nationally recognized overnight delivery service or sent by certified mail, return receipt requested, to the following addresses:

To Tenant:
GolfSuites City Club 1, LLC
650 E. Bloomingdale Avenue
Brandon, Florida 33511
Attention: Gerald D. Ellenburg

To Mortgagee:
Wauchula State Bank
P.O. Box 248
106 E. Main Street
Wauchula, Florida 33873-0248
Attention: Mark Delaney

To Landlord:
123 4th Wise LLC
[redacted]

The notice shall be deemed to have been given on the date it was actually received or delivery is refused.

10. Counterparts; Electronic Signature. This Agreement may be executed and delivered in counterparts for the convenience of the parties. This Agreement may be executed by e-mail signature or other electronic means which shall, for all purposes, serve as an original executed counterpart of this Agreement.

11. Governing Law. This Agreement shall be construed and enforced according to the law of the state in which the Premises is located.

12. Entire Agreement; Modifications; Partial Invalidity. This Agreement is the entire agreement between the Mortgagee, Tenant, and Landlord with respect to the subject matter hereof. This Agreement shall not be modified or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing. Any provision of this Agreement which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable, or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability, or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

13. __WAIVER OF JURY TRIAL__. **TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.**

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated below their respective signatures.

MORTGAGEE:

WAUCHULA STATE BANK

By: [signature]
Name: Mark L. Delaney
Title: Vice President

Date: 9/20/2023

STATE OF FLORIDA)
) SS:
COUNTY OF Hardee)

The foregoing instrument was acknowledged before me by means of ☑ physical presence or ☐ online notarization this 20th day of September, 2023 by Mark L. Delaney II, as Vice President of WAUCHULA STATE BANK, on behalf of the bank. He/She is personally known to me or produced FL DL as identification.

CHRISTY L. PAGE
MY COMMISSION # HH 332336
EXPIRES: November 15, 2026

[signature]
Notary Public
State of Florida
My commission expires: 11-15-26

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72801914;1

MG / [initials]

TENANT:

GOLFSUITES CITY CLUB 1, LLC, a Florida limited liability company

By: ______________________
Gerald D. Ellenburg, Manager

Date: SEP 21 2023

STATE OF FLORIDA)
) SS:
COUNTY OF Pinellas)

The foregoing instrument was acknowledged before me by means of ☑ physical presence or ☐ online notarization this 21 day of September, 2023 by Gerald D. Ellenburg, as Manager of GOLFSUITES CITY CLUB 1, LLC, a Florida limited liability company, on behalf of the limited liability company. He is personally known to me or produced FL DL as identification.

____
Notary Public
State of Florida
My commission expires: APRIL 15, 2024

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ELIZABETH ANN JUREATIC
Notary Public, State of Florida
Commission# GG 979015
My comm. expires April 15, 2024

LANDLORD:

123 4TH WISE LLC, a Florida limited liability Company

[redacted]

STATE OF FLORIDA)
) SS:
COUNTY OF Pinellas)

The foregoing instrument was acknowledged before me by means of ☑ physical presence or ☐ online notarization this 21 day of September, 2023 by [redacted] WISE LLC, a Florida limited liability company, on behalf of the limited liability company. He is personally known to me or produced FL DL as identification.

Notary Public
State of Florida
My commission expires: APRIL 15, 2024

ELIZABETH ANN JUREATIC
Notary Public, State of Florida
Commission# GG 979015
My comm. expires April 15, 2024

72801914;1

Exhibit A

Legal Description

LEGAL DESCRIPTION:

Part of Lot 2, Block 1, TIMES PUBLISHING CO. BLOCK 38 PARTIAL REPLAT, according to the plat thereof, recorded in Plat Book 93, Page 20, of the Public Records of Pinellas County, Florida, lying in Section 19, Township 31 South, Range 17 East, Pinellas County, Florida, and being more particularly described as follows:

BEGIN at the Northeast corner of said Lot 2, run thence along the East boundary of said Lot 2, S 00°04'16" E, 220.02 feet to the Southeast corner of said Lot 2; thence along the South boundary of said Lot 2, S 89°55'25" W, 136.48 feet; thence N 00°04'16" W, 34.34 feet; thence N 89°55'25" E, 25.50 feet; thence N 00°04'16" W, 185.70 feet to the North boundary of aforesaid Lot 2; thence along said North boundary of Lot 2, N 89°56'03" E, 110.98 feet to the POINT OF BEGINNING.
Containing 0.581 acres, more or less.